SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2015

AVT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53372	11-3828743
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

341 Bonnie Circle, Suite 102, Corona, CA 92880
(Address of principal executive offices)

(951) 737-1057
(Registrant’s Telephone Number)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On March 23, 2015, our board of directors accepted the resignation of Shannon Illingworth as a Director of the Company.   Mr. Illingworth’s resignation was not because of any disagreements with the Company on matters relating to its operations, policies and practices.

Also on March 23, 2015, the Company’s board of directors appointed the following individual as a Director of the Company to fill a vacancy on the board.

Loretta Illingworth

Loretta Vermette, 71, has been a successful real estate agent for more than 30 years.  She established her real estate career with the prestigious real estate broker Seven Gables Real Estate in Tustin, California. At that time, she specialized in private golf communities of Orange County and established herself by consistently placing in the top 10 percent of California Realtors every year.  Ms. Loretta then joined REMAX Real Estate marketing downtown condominiums in Orange County, California and became nationally recognized as one of the nation’s top five percent of Realtors as a Certified Residential Specialist in 2003, 2005, 2006 and 2007. Ms. Vermette is the mother of our founder, Shannon Illingworth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVT, Inc.
/s/	James Winsor ________________________
By:	James Winsor
Its:	Chief Executive Officer February 13, 2015